UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

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the Securities Exchange Act of 1934

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PEOPLES FINANCIAL CORPORATION

(Name of Registrant as Specified in Its Charter)

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March 10, 2022

IMPORTANT INFORMATION ABOUT YOUR INVESTMENT

Re: New York Hedge Fund STILL Attacking Your Bank

Dear Peoples Financial Corporation Shareholder:

Once again we are writing to alert you that your Board of Directors unanimously opposes the continued attempt by a New York activist hedge fund and related entities managed and controlled by Joseph Stilwell (the “Stilwell Group”) to elect a candidate for the Board Directors of Peoples Financial Corporation (the “Company”) at the Company’s 2022 Annual Meeting of Shareholders. As you may recall, the Stilwell Group attempted to elect Mr. Peter Prickett last year, which failed. Mr. Prickett received favorable votes from less than 30% of the shares outstanding and entitled to vote at the 2021 Annual Meeting. This year the Stilwell Group has nominated a new candidate, Mr. Rodney H. Blackwell.

As a result, like last year, you can expect to receive soon from the Stilwell Group a proxy statement and a GREEN proxy card that you will be asked to complete and return. We also expect and regret that you will receive other communications from the Stilwell Group urging you to vote for their nominee.

THE COMPANY’S BOARD OF DIRECTORS STRONGLY OPPOSES THE STILWELL GROUP’S PROXY SOLICITATION AND URGES YOU NOT TO SIGN OR RETURN ANY GREEN PROXY CARD SENT TO YOU BY THE STILWELL GROUP.

Within a few weeks, the Company will send you a detailed proxy statement and a WHITE PROXY CARD for the 2022 Annual Meeting of Shareholders to be held on April 27, 2022. The Company’s Board of Directors recommends that you carefully review the Company’s proxy statement when it becomes available and that you demonstrate your support for the Company’s nominees by signing, dating and mailing the Company’s WHITE PROXY CARD that will be sent with our proxy statement.

DO NOT BE RUSHED INTO MAKING THIS VERY IMPORTANT VOTING DECISION UNTIL YOU RECEIVE THE COMPANY’S PROXY STATEMENT, ANNUAL REPORT AND WHITE PROXY CARD.

We again urge you not to take any action in connection with the very important decision to elect directors of the Company until you have had the opportunity to review and consider our proxy statement when it becomes available. Until then, the Company is not asking its shareholders to grant any proxies or take any action with respect to the election of directors or any other matter that may be submitted for a shareholder vote at the meeting.

If you have any questions, please call or email Kathy Crabtree, Vice President and Corporate Trust Officer for The Peoples Bank, at (228) 435-8208 or kcrabtree@thepeoples.com.

The Board of Directors of the Company greatly appreciates your time and attention in this very important matter.

Sincerely,

/s/ Ronald G. Barnes	/s/ Padrick D. Dennis
Ronald G. Barnes, Director	Padrick D. Dennis, Director

/s/ Jeffrey H. O’Keefe	/s/ Paige Reed Riley
Jeffrey H. O’Keefe, Director	Paige Reed Riley, Director

/s/ George J. Sliman, III	/s/ Chevis C. Swetman
George J. Sliman, III, Director	Chevis C. Swetman, Director